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                                                                    EXHIBIT 23.4

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
CT Communications, Inc.:

We consent to incorporation by reference in the Registration Statements (Registration Nos. 33- 59641, 33-59643, 33-59645, 333-15537, 333-30125,
333-38895, 333-77323 and 333-79723) of CT Communications, Inc. of our report dated June 10, 1999, relating to the audited consolidated financial statements of Palmetto MobileNet, L.P. as of and for the years ended December 31, 1998, 1997 and 1996, which report is included in Exhibit 99.2 of the December 31, 1998 Annual Report on Form 10-K/A No. 3 of CT Communications, Inc.



                                  /s/ Bauknight Pietras & Stormer, P.A.

                                  Bauknight Pietras & Stormer, P.A.

Columbia, South Carolina
June 14, 1999



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